Exhibit 4

INCORPORATED UNDER THE LAWS OF THE

STATE OF DELAWARE

[SEAL]     [LOGO] [SEAL] CUSIP NO.

THIS CERTIFIES THAT IN THE RECORD HOLDER OF SPECIMEN SHARES OF A.G. VOLNEY CENTER.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

COUNTER SIGNED AND REGISTERED

TRANSFER AGENT

Old Monmouth Stock Transfer Co.

200 Memorial Parkway

Atlantic Highlands, NJ 07716

Telephone # (732) 872-2727

Fax # (732) 872-2728

   BY TRANSFER STOCK AND REGISTRAR — AUTHORIZED SIGNATURE/s/
David F. Stever /President /s/ Samantha Ford/Secretary

[SEAL]

Organized under the Laws of
The State of Delaware
1997

NUMBER 39

SHARES

A.G. Volney Center, Inc.

25,000,000 Authorized Shares - Common Stock - $.001 par value

Unregistered Stock

SPECIMEN

This Certifies that ______________________________ is the

registered holder of ______________________________ Shares

of A.G. Volney Center, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ________ day of ____________ A.D. 20__*

Samantha M Ford
Secretary

[signature]
President

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